UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 5, 2002

MTS, INCORPORATED
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation or organization)	333-54035 (Commission File Number)	94-1500342 (I.R.S. Employer Identification No.)

2500 DEL MONTE STREET WEST SACRAMENTO, CALIFORNIA (Address of principal executive offices)	95691 (Zip Code)

Registrant’s telephone number, including area code: (916) 373-2502

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     (a)  On July 31, 2002, MTS, Incorporated (the “Company”) dismissed Arthur Andersen LLP (“Andersen”) as independent auditors for the Company. The decision to dismiss Andersen and to seek new accountants was approved by the Company’s Board of Directors.

     The audit reports of Andersen on the Company’s consolidated financial statements as of and for the fiscal years ended July 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. However, the opinion issued with the Company’s financial statements for the fiscal year ended July 31, 2001 was modified as to the Company’s ability to continue as a going concern. At July 31, 2001, the Company had a Senior Revolving Credit Facility with a maturity date in April 2002. As of July 31, 2001, the Company’s future operating performance was dependent on the Company’s ability to refinance this Credit Facility as well as other factors.

     In connection with the audits of the fiscal years ended July 31, 2001 and 2000 and the interim period of the fiscal year ending July 31, 2002 preceding the Company’s dismissal of Andersen, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matters of the disagreements in connection with their opinion; and there were no reportable events as described in Item 304 (a)(1)(v) of the Securities and Exchange Commission’s Regulation S-K.

     The Company requested that Andersen furnish the Company with a letter, as promptly as possible, addressed to the Securities and Exchange Commission, stating whether they agree with the statements made in this Item 4, and if not, stating the respects in which they do not agree. As of the date of this filing, the Company has not received such letter from Andersen and has been advised by Andersen that Andersen is not currently in a position to provide such letter to the Company.

     (b)  Effective July 31, 2002, the Company has engaged KPMG LLP (“KPMG”) to serve as the Company’s independent auditors. During the fiscal years ended July 31, 2001 and 2000 and the interim periods of the fiscal year ending July 31, 2002 preceding the Company’s engagement of KPMG, neither the Company nor anyone acting on its behalf consulted with KPMG regarding (i) either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement with Andersen or a reportable event with respect to Andersen.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS

     None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS, Incorporated

August 5, 2002	By:	/s/ DeVaughn D. Searson

DeVaughn D. Searson Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)